Exhibit (a)(46)



         PROXYGRAM SERVICES
         500 EIGHTH AVENUE
         NEW YORK, NY  10018

         CONFIDENTIAL IDENTIFICATION NUMBER:
         (Your identification number is confidential. It is to assure the operator of your identity.)

         Dear ITT Shareholder:

         After a six month delay, the ITT Annual Shareholder Meeting will finally take place on Wednesday, November 12. As you cast your vote, we ask you to think about some important facts:

              * Hilton's revised $80 offer is clearly superior to the
                latest Starwood proposal - whose nominal value hinges on overstated synergy benefits and questionable tax breaks - which has already come under intense scrutiny.

              * Our offer provides greater certainty and long term value with protection from the downside risk of a roller coaster stock market.

              * We offer $2.2 billion more cash up front.

              * We offer 2 shares of Hilton common stock - which we believe we can deliver tax free unlike the fully taxable Starwood proposal.

              * We offer a strong management team that has a proven
                successful track record.

              * Starwood offers you nothing more than a thinly traded stock
                - no downside protection - and an unproven, inexperienced management team in both of ITT's core businesses of gaming and full service luxury hotels.

         YOU NOW HAVE A REAL CHOICE - VOTE FOR A REAL DEAL THAT PROVIDES
                                     REAL VALUE.

         VOTE TODAY TO REPLACE RAND ARASKOG AND HIS BOARD BY SIGNING,
                        DATING AND MAILING YOUR WHITE PROXY!

           PLEASE VOTE BY SENDING A TOLL-FREE PROXYGRAM NOW - YOUR VOTE IS
               IMPORTANT, AND IT WILL ONLY TAKE A MOMENT OF YOUR TIME.

                                VOTE TODAY TO RECEIVE

              * More CASH Now
              * More CERTAINTY
              * And A LOT LESS RISK





              Don't be fooled by the ITT Board's recent claims that they will hold an "auction" process if they get reelected. DON'T BELIEVE THEM. Without Hilton's lawsuit that enjoined ITT's comprehensive plan, your stock could still be trading at $63
              - $17 less than ITT's closing price on Friday.

              Make no mistake about it, there is NO "AUCTION" after November 12. If Rand and his board are elected, Hilton will withdraw its $80 offer.

              We appreciate your support and careful consideration of all the information you have received over the last several months.

              TOLL - FREE PROXYGRAM OPERATORS ARE AVAILABLE TO ASSIST NOW. PLEASE TAKE A MOMENT TO VOTE YOUR WHITE PROXY.


                                    INSTRUCTIONS

         1.   Call Toll-Free 1-800-437-7699 between 8:00 a.m. and 12:00
              midnight eastern time.

         2. Tell the operator that you wish to send a collect ProxyGram to ID No. 3301, Solicited on Behalf of Hilton Hotels Corporation and HLT Corporation.

         3.   State your name, address and telephone number.

         4. State your confidential identification number and number of shares as shown below:

              CONFIDENTIAL IDENTIFICATION NUMBER:

              NUMBER OF SHARES:


                                   ITT CORPORATION
                         1997 ANNUAL MEETING OF STOCKHOLDERS

         This Proxy is Solicited on Behalf of Hilton Hotels Corporation and HLT Corporation

              The undersigned appoints Stephen F. Bollenbach, Matthew J. Hart, Scott A. LaPorta and Thomas E. Gallagher, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of ITT Corporation ("ITT") which the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Stockholders of ITT, and including at any adjournments or postponements thereof and at any special meeting called in lieu thereof, as follows:





           HILTON HOTELS CORPORATION RECOMMENDS A VOTE FOR THE ELECTION OF
            ALL HILTON NOMINEES NAMED BELOW AND FOR THE RESOLUTIONS UNDER
                                   ITEMS 2 AND 3.

              1. ELECTION OF DIRECTORS: To elect to the Board of Directors of ITT (the "Board") such number of the following Hilton Nominees as equals the size of the Board: Daniel J. Altobello, George N. Aronoff, Scott H. Bice, Barrie K. Brunet, James J. Florio, Fred D. Gibson, Jr., Dianne Jett, Robert S. Kingsley, Aubrey C. Lewis, Celeste Pinto McLain, Gilbert L. Shelton, Henry
         A. Collins, John Danhakl, Ernest E. East, John E. Humphreville, Robert L. Johander, J. Kenneth Looloian, Rocco J. Marano, James F. McAnally, Morris Pashman, Alan C. Snyder, Caroline L. Williams and Robert H. Wolf. The first eleven of such individuals will be voted for to be elected to succeed the current eleven Directors (or any Director named to fill any vacancy created by the death, retirement, resignation or removal of any of such eleven Directors) of ITT. One or more of such other individuals will be voted for to be elected (a) in the event that ITT purports to increase the number of Directorships pursuant to Section 2.2 of ITT's Amended and Restated Bylaws, to each additional Directorship created, and/or (b) in the event any of the first eleven of such individuals is unable for any reason to serve as a Director.

              (  ) FOR all Hilton Nominees       (  ) WITHHOLD AUTHORITY
                                                      for all Hilton
                                                      Nominees

         INSTRUCTION: (To withhold authority to vote for one or more individual Hilton Nominee(s), give that Nominee(s) name to the operator.)

              2. RESOLUTION PROPOSED BY HILTON AND HLT. To adopt the following resolution:

         RESOLVED, that the stockholders of ITT Corporation ("ITT") urge the ITT Board of Directors to arrange for the sale of ITT to Hilton Hotels Corporation ("Hilton") or to any bidder offering a higher price, and if there be no higher bidder, to take all necessary action to permit the tender offer of Hilton and HLT Corporation ("HLT") and the proposed merger of ITT with Hilton, HLT or a subsidiary of Hilton to proceed, including, without limitation, action to satisfy the Rights Condition, the Control Share Condition and the Business Combination Condition set forth in HLT's Offer to Purchase dated January 31, 1997 (as such offer may be amended).

              (  ) FOR            (  ) AGAINST             (  ) ABSTAIN

              3. RESOLUTION PROPOSED BY HILTON AND HLT. To adopt the following resolution:





         RESOLVED, that each and every provision of the Amended and Restated Bylaws of ITT Corporation adopted on or after July 23, 1996 and prior to the adoption of this resolution is hereby repealed.

              (  ) FOR            (  ) AGAINST             (  ) ABSTAIN

              4. IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

              The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of ITT held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this proxy will be voted as directed above. If no direction is indicated with respect to the above proposals, this proxy will be voted FOR the election of all Hilton Nominees and FOR the proposals set forth in Items 2 and 3 above and in the manner set forth in Item 4 above.

              This proxy will be valid until the sooner of one year from the date indicated below and the completion of the Annual Meeting.

         PLEASE GIVE OPERATOR YOUR NAME EXACTLY AS NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD GIVE THEIR NAME TO THE OPERATOR. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.


             IMPORTANT:  IF YOU NEED ASSISTANCE IN VOTING, PLEASE CALL
                       OUR SOLICITOR, MACKENZIE PARTNERS, INC.
              TOLL-FREE (800) 322-2885 OR (212) 929-5500 (CALL COLLECT)